PROMISSORY NOTE
April 03, 2003
$10,000

FOR VALUE RECEIVED, the undersigned, GETTING READY CORPORATION a Delaware Corporation, hereinafter sometimes referred to as "The Getting Ready Corporation" or "the Maker", promises to pay to Sheldon R. Rose at 8990 Wembley Court Sarasota, FL 34238, the principal sum of Ten Thouand Dollars ($10,000), together with interest on the unpaid principal amount at the rate of twelve (12%) percent per annum, said payments to be made in accordance with the provisions of this promissory note, hereinafter referred to as "the Note", with the final maturity date for any unpaid principal or accrued interest to be January 15, 2005,

PAYMENT PROVISIONS:
Payments of interest only at the rate of twelve (12%) percent per annum on the Ten Thousand Dollars ($10,000) principal amount of this Note shall be required on a monthly basis and or January 15, 2005. In the event of default, commencing on January 15, 2005 and continuing thereafter, The Getting Ready Corporation is to pay interest at the rate of fourteen (14%) percent per annum to Sheldon R. Rose until this Note is paid in full.

DEFAULT PROVISIONS:
If any of the following events ("Events of Default") shall occur, all amounts of principal unpaid on the Note, as well as unpaid accrued interest, shall be deemed to be immediately due and payable, unless cured within seven (7) days of this Note. In the event of default, Sheldon R. Rose may, at his option, pursue any of the remedies provided for in this Note, or by law and by statute or any guaranty agreement. The Events of Default are as follows:

A. If The Getting Ready Corporation fails to pay when due any required

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Payment of Principal or interest provided for In this Note for more than fifteen
(15) days after the due date of same.

B. If The Getting Ready Corporation fails to diligently preserve Its Corporate existence or other Corporate rights granted to it in the State of Delaware by the failure to timely file State tax returns or other required documents; or

C4 If The Getting Ready Corporation should be adjudicated to be bankrupt Insolvent or otherwise placed in receivership, or In the Event proceedings are instituted by or against the Maker for bankruptcy, receivership, or assignment for the benefit of creditors.

NOTICE AND 0PPORTUNITY TO CURE DEFAULT
In the event any payment or interest required by this Note is not timely paid In accordance with Its payment provisions, or The Getting Ready Corporation fails to diligently preserve its corporate existence or corporate rights granted to it by the State of Delaware, and after written notice of one or more of these Events of Default in accordance with the notice of provisions of this Note is given to the Maker and such Event or Events of Default, as the case may be, is not cured within seven (7) days of such notice by Sheldon R. Rose, then, and in that event, the entire principal and all accumulated Interest shall become immediately due and payable, without right or reinstatement, and Sheldon R. Rose shall be entitled to pursue all remedies provided by law, statute or any guaranty agreement relating to this Note.

WAIVER OF NOTICE:
Maker hereby waives presentment of this Note for payment, demand for payment, notice on non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to the Maker, and consents to the fact that no such renewals, extensions or

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partial payments shall discharge the Maker from liability in whole or in part.

GENERAL PROVISIONS:

A. If any Event of Default is not cured after notice to The Getting Ready Corporation as provided In this Note and this Note is given to an attorney who files suit to collect on same, the Maker agrees to pay, in addition to any unpaid principal and accrued interest, reasonable attorneys' fees and costs in an amount not to exceed fifteen (16%) percent of the outstanding principal balance then due.

B. This Note is deemed to have been executed in The State of Florida and shall be governed, construed and enforced in accordance with the laws of the State of Florida. In the event of suit to enforce the Note, Steven H. Rose may, at his option, bring suit to either the United States District Court for the District of Florida, Tampa/Sarasota or the Superior Court of Florida, Law Division, Sarasota County. The Maker hereby consents to such jurisdiction and venue and waives its right to trial by jury.

C. Neither The Getting Ready Corporation nor any guarantor of this Note Shall be released or discharged from liability to Sheldon R. Rose by reason of any extension of time for the payment of any amounts owing or due for unpaid principal or interest, or by reason of any waiver of any term or condition of this Note or of any provision of any agreement of guaranty Intended to secure payment of this Note. O. The Getting Ready Corporation may prepay at any time, and from time To time without Penalty, any principal and interest due on this Note.
NOTICE PROVISIONS;,

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Any notices required by this Note shall be served by Certified or Registered
Mall, postage prepaid, addressed to the addresses listed below: To the Maker at:
Getting Ready Corporation 8990 Wembley Court Sarasota, Florida 34238 Attn:
Sheldon R. Rose, CEO

To the Holder at: Sheldon Ra Rose 8990 Wembley Court Sarasota, FL 34238 IN WITNESS WHEREOF, the undersigned persons, being duly authorized to do so pursuant to authority by the Board of Directors of The Getting Ready Corporation a Delaware Corporation, on this Third (3) day of April, 2003.